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                                                                     EXHIBIT 4.3

                       NANOPHASE TECHNOLOGIES CORPORATION
                       ----------------------------------

                            EQUITY COMPENSATION PLAN
                            ------------------------

     The purpose of the Nanophase Technologies Corporation Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Nanophase Technologies Corporation (the "Company") and its subsidiaries, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, non-qualified options, share appreciation rights, dividend equivalent rights and cash awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

I.   ADMINISTRATION OF THE PLAN
     --------------------------

     A.   Administration.

          i. Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and shall be "non-employee directors" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          ii. Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan. The Committee may delegate the authority to make grants in the ordinary course during the periods between regularly scheduled meetings of the Committee; provided, however, grants in excess of 5,000 shares or grants with non-standard terms shall be made subject to Committee approval.

          iii. Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in

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               the Plan or in any awards granted hereunder. All powers of the
               Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

          B. Grants. Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 2.1 ("Incentive Stock Options"), (ii) non-qualified options as described in Section 2.1 ("Non-qualified Options") (Incentive Stock Options and Non-qualified Options are collectively referred to as "Options"), (iii) stock appreciation rights as described in Section 2.2 ("SARs"), (iv) dividend equivalent rights as described in Section 2.3 ("Dividend Equivalent Rights") and (v) cash awards as described in Section 2.4 ("Cash Awards") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grant recipients (the "Grantees").

          C.   Shares Subject to the Plan.

               i. Shares Authorized. For purposes of the Plan, a "Share" means one share of common stock of the Company, par value $0.01 per share. Subject to adjustments as provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 900,000 Shares.

          Subject to adjustments as provided in Section 1.3(b) below, the maximum aggregate number of Shares that shall be subject to Grants made under the Plan during any calendar year shall be 400,000 Shares.

          The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be equal to one percent (1.0%) of the sum of the total amount of the Company's outstanding Shares on December 31 of the prior year plus the total number of outstanding options to purchase Shares granted under the Plan and under the Prior Plan outstanding on December 31 of the prior year.

          The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Dividend Equivalent Rights are forfeited, the Shares subject to such Grants shall again be available for purposes of the Plan.

               ii. Adjustments for Significant Events. If there is any change in the number or kind of outstanding Shares (i) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving

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          corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company's receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     D.   Eligibility for Participation.

          i. Eligible Persons. All employees of the Company, its parents and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

          ii. Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

     E. Limitation on Grants Prior to January 1, 2002. Notwithstanding anything in the Plan to the contrary, the Committee shall not make any Grants to Employees or Key Advisors prior to January 1, 2002.

II.  EQUITY INCENTIVE GRANTS
     -----------------------

     F.   Options.

          i. Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

          ii. Type of Option and Price.

              1. The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of

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          Section 422 of the Code or Non-qualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Non-qualified Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Non-qualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.

          2. The purchase price (the "Exercise Price") of Shares subject to an Option shall be determined by the Committee and may be equal to, or greater than, the Fair Market Value (as defined below) of a Share on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

          3. If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the preceding date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of a Share on the preceding date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

     iii. Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     iv.  Vesting and Exercisability of Options.

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               1.  Vesting. Options shall vest in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

               2. Exercisability. Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director or Key Advisor to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the original purchase price or (y) the Fair Market Value of the Shares on the date of such repurchase, or to any other restriction the Committee determines to be appropriate.

          v.   Termination of Employment, Disability or Death.

               1. Except as provided below and subject to the provisions of the Grant Instrument, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee has such a Termination of Service shall terminate as of such date.

               2. In the event the Grantee has a Termination of Service on account of a termination for Cause by the Company, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate a as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

               3. In the event the Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee's Options which are not otherwise

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                    exercisable as of the date of such Termination of Service
                    shall terminate as of such date.

                    4. If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service specified in
                    Section 2.1(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee's Options that are not otherwise exercisable as of the date shall terminate as of such date.

                    5. For purposes of the Plan:

                       a.) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining "Cause," then such definition shall supersede the foregoing definition.

                       b.) "Disability" shall mean a Grantee's becoming disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining "Disability," then such definition shall supersede the foregoing definition.

                       c.) "Termination of Service" shall mean a Grantee's termination of employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of the Plan, cessation of service as an Employee, Key Advisor and member of the Board shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in

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                    another one (or more) of such other capacities) unless the
                    Committee determines otherwise.

          vi. Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee to exercise an Option, the Company may make loans to the Grantee or guarantee loans made by third parties to the Grantee, on such terms and conditions as the Committee may authorize. The Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 3.1.

          vii. Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan and any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Non-qualified Option. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a parent or subsidiary of the Company (within the meaning of Section 424(f) of the Code).

     G.   Stock Appreciation Rights.

          i. General Requirements. The Committee may grant SARs to an Emplohyee, Non-Employee Director or Key Advisor separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per Share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a Share as of the date of grant of the SAR.

          ii. Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not



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              exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

              iii. Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is as an Employee, Key Advisor or member of the Board or during the applicable period after Termination of Service as described in
              Section 2.1(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an executive officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

              iv. Value of SARs. When a Grantee exercises an SAR, the Grantee shall receive in settlement of such SAR an amount, payable in cash, Shares or a combination thereof equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 2.2(a).

              v. Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Shares, or a combination of the two, in such proportion as the Committee deems appropriate.

For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional Share.

          H.  Dividend Equivalent Rights.

              i. General Requirements. The Committee may grant Dividend Equivalent Rights to Employees, Non-Employee Directors and Key Advisors. Each Dividend Equivalent Right shall represent the right to receive, either credits for or payments of, amounts based on the dividends declared on Shares, to be credited or paid as of the dividend payment dates, during the term of the Dividend Equivalent Right as determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised.

              ii. Certain Terms. Unless otherwise determined by the Committee, a Dividend Equivalent Right is exercisable or payable only while the Grantee is an




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     Employee, member of the Board or Key Advisor. Payment of the amount determined in accordance with Section 2.3(a) shall be in cash, in Shares or a combination of the two, as determined by the Committee. The Committee may impose such other terms conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Grant Instrument.

     iii. Dividend Equivalent Right with Other Grants. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Grants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

     iv. Deferral. The Committee may establish a program under which the payments with respect to Dividend Equivalent Rights may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

I. Cash Awards. The Committee may grant Cash Awards to Employees, Non-Employee Directors and Key Advisors. The cash payment due upon settlement of a Cash Award shall be based on the attainment of performance goals and shall be subject to such other conditions, restrictions and contingencies as the Committee shall determine as reflected by the terms of the Grant Instrument. If Cash Awards are granted pursuant to this Section 2.4, the maximum amount that may be paid to an Employee, Non-Employee Director or Key Advisor under such Cash Awards during any calendar year shall not exceed the amounts allowable under applicable law.

J.   Qualified Performance-Based Compensation.

     i. Designation as Qualified Performance-Based Compensation. The Committee may determine that Cash Awards granted to an Employee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this Section 2.5 shall apply to Grants of Cash Awards that are intended to be "qualified performance-based compensation" under Section 162(m) of the Code.

     ii. Performance Period and Performance Goals. When Cash Awards are granted as "qualified performance-based compensation," the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to such Cash Award ("Performance Goals"), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

          iii. Performance Goals. When Cash Awards that are intended to be "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for amounts to be paid under the Cash Awards,
          (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, Disability, other Termination of Service or Reorganization, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code and the Treasury regulations thereunder. The performance goals may relate to the Employee's individual performance or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Share price, earnings per Share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, share volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

          iv. Establishment of Goals. The Committee shall establish the performance goals in accordance with Section 2.5(b) in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The Performance Goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals had been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          v. Performance Certification. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Cash Awards made pursuant to this Section 2.5 for the Performance Period shall be forfeited.

III.      GENERAL MATTERS
          ---------------

          K. Withholding of Taxes. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the receipt of a payment in respect of Dividend Equivalent Rights or Cash Awards or (iii) any other applicable income recognition event (for example, an election under Section 83(b) of the Code). Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options, SARs or Dividend Equivalent Rights shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable,
          (i) the exercise of the option or SAR or (ii) payments in respect of any Dividend Equivalent Right.

          L.   Transferability of Grants.

               i. In General. Except as provided in Section 3.2(b), only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

               ii. Transfer of Non-qualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Non-qualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

          M.   Reorganization or Change in Control of the Company.

               i.  Definitions.

                   1. As used herein, a "Reorganization" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for



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                    (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

                    2. As used herein, a "Change of Control" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board.

               ii. Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

               iii. Notice and Acceleration. Upon a Reorganization or a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such event and (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable.

      N.       Requirements for Issuance or Transfer of Shares.

               i. Shareholder's Agreement. The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Shares distributed pursuant to the Plan.

               ii. Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as


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               may be required by applicable laws, regulations and
               interpretations, including any requirement that a legend be placed thereon.

            O. Amendment and Termination of the Plan.

               i. Amendment. The Board may amend or terminate the Plan at any time; provided that the Board may not make any amendment to the Plan without the approval of the shareholders, if such shareholder approval is required by any requirement of applicable law or regulation.

               ii. Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

               iii. Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

               iv. Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

            P. Miscellaneous.

               i. Programs. The Committee may adopt one or more programs not inconsistent with this Plan pursuant to which Grants may be made under this Plan. Such programs shall be deemed merely programs of implementation of this Plan and shall not be deemed new plans.

               ii. Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. Except as provided in Section 2.3(d) above, in no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

               iii. Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

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               iv.    No Fractional Shares. No fractional Shares shall be
               issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

               v. Section Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

               vi. Effective Date of the Plan. Provided the Plan has been approved by the Company's Board of Directors, the Plan shall be effective on the first business day immediately following the Plan's approval by the Shareholders of the Company (the "Effective Date").

               vii. Reporting Company. The provisions of the Plan that refer to the Company becoming a Reporting Company, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Shares under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Shares are so registered.

               viii. Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to
               (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

               ix. Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and

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               mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

               x. Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

               xi. Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

               xii. Transition Provisions Relating to the Prior Plan. Upon the effectiveness of the Plan, the Company's Amended and Restated 1992 Stock Option Plan (the "Prior Plan") shall be deemed terminated subject to the provisions of Section 12(b) of the Prior Plan relating to the post termination effectiveness of grants under the Prior Plan. The Plan shall not be deemed an amendment or restatement of the Prior Plan. Nothing in the Plan shall be deemed to impair the rights of any person receiving grants under the Prior Plan nor shall any provision in the Plan shall be deemed to give any new or additional rights to any person receiving grants under the Prior Plan.